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                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors
Genesis Health Ventures, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 for the Amended and Restated Employee Stock Option Plan of Genesis Health Ventures, Inc. of our reports, dated November 20, 1996, relating to the consolidated balance sheets of Genesis Health Ventures, Inc. and subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows, and on the related schedule for each of the years in the three-year period ended September 30, 1996, which reports appear in the September 30, 1996 annual report on Form 10-K of Genesis Health Ventures, Inc.


                                    /s/  KPMG Peat Marwick LLP
                                    --------------------------
                                    KPMG Peat Marwick LLP



Philadelphia, Pennsylvania
September 9, 1997